                                                                      EXHIBIT 21

                    The First Republic Corporation of America

                              List of Subsidiaries



                           The First Republic Building Corp.
                           Bluepoints Company Inc.
                           Bluepoints Company Inc. of Maryland
                           Bluepoints International Fisheries, Inc.
                           Bluepoints Bermuda Ltd.
                           Quality Yarns Inc.
                           Whitlock Combing Company, Inc.
                           FRC of Delaware Inc.
                           FRCA Sunscape Corp.
                           FRCA of North Carolina, Inc.
                           Marchelot S.A.


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